                      RESEARCH AND DEVELOPMENT CONTRACT:
                     1000BASE-T GIGABIT ETHERNET PHY CHIP

This Research and Development Contract (the "AGREEMENT") is made this 1st day of July, 1999 (the "EFFECTIVE DATE") between Silicon Image, Inc., a California corporation with its principal place of business at 10131 Bubb Rd, Cupertino, California 95014 ("SIL") and the Inter-University Semiconductor Research Center of Seoul National University, located in Seoul, Korea ("ISRC") (As used herein, "PARTY" or "PARTIES" will refer to Sil, ISRC, or both, as the case may be.)

1.     OBJECTIVE.

       Sil requests ISRC to conduct research and development on "1000BASE-T Gigabit Ethernet PHY". The specific objectives of the research to be conducted are described in Exhibit A ("the Project").

2.     PERIOD OF THE RESEARCH.

       This Agreement will provide funding for research activities for a period of eight (8) months.

3.     OBLIGATIONS BY ISRC.

       3.1. USE OF RESEARCH FUNDS. The research funds provided by Sil to ISRC may only be used to cover expenses directly or indirectly related to the Project. A complete accounting of the use of the research funds and expense reports with receipts for any equipment purchased must be provided in the final report, described below.

       3.2. PROJECT LEADER. ISRC will designate Professor Deog-Kyoon Jeong as the faculty member in charge of this project. Mr. Jeong will be the primary technical and university contact for Sil for all technical and administrative issues related to the Project for the Term of this Agreement ("Project Leader").

       3.3.   PROGRESS REPORTS AND SEMINARS

              3.3.1. Progress Reports. Within thirty (30) days of the end of each calendar quarter, ISRC will submit to Sil the status and accomplishments of all research and development activities related to the Project ongoing during the quarter just ended. Within sixty (60) days after termination of this Agreement, ISRC will submit a final report to Sil detailing the overall project history, accomplishments, success and failures of the Project.

              3.3.2. Seminars. At most twice yearly, the Project Leader will provide Sil with a technical seminar at Sil's headquarters in California, USA, covering the research projects undertaken as part of this Agreement, as well as other research areas of interest to both Parties. Sil will cover all travel expenses associated with the seminar for the Project Leader and up to two (2) students participating in the Project.

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       3.4.   PRODUCTIZATION COOPERATION.  The Project Leader will support and help Sil in Sil's efforts to productize the results of the Project, if Sil chooses to do so. This includes traveling to Sil to providing technical assistance to Sil's development programs. Sil agrees to assume all travel expenses associated with such cooperation and assistance.

4.     OBLIGATIONS BY SIL.

       4.1. PROJECT FUNDING. Sil will provide a total of $120,000 to ISRC to conduct the research and development associated with the Project. The funding will be paid as follows;

              - $40,000 within fifteen (15) days after the signing of this Agreement;
              -   $40,000 by August 1, 1999;
              -   $40,000 by December 1, 1999.

5.     INTELLECTUAL PROPERTY OWNERSHIP.

       All right, title and interest in and to any and all designs, discoveries, inventions, products or product ideas, research results, measurement data, computer programs, test or other reports, patents and other intellectual property, and system, PCB or semiconductor prototypes (collectively "Design Materials") conceived or developed as part of the Project shall at all times be and remain with Sil.

6.     CONFIDENTIALITY.

       6.1. DEFINITION. Sil and ISRC acknowledge that, in the course of performing their obligations hereunder, ISRC will obtain information and materials from Sil and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of Sil and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets of Sil (collectively "CONFIDENTIAL INFORMATION"). Such Confidential Information includes without limitation any and all intermediate and final results and materials from the Project.

       6.2. OBLIGATION. ISRC agrees, for itself, its faculty (including the Project Leader), students and employees that it will (a) use the other Sil's Confidential Information only in connection with fulfilling its obligations under this Agreement; (b) hold Sil's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance; (c) not disclose, divulge or publish Sil's Confidential Information except to such of its responsible faculty, employees and student who have a bona fide need to know to the extent necessary to fulfill ISRC's obligations under this Agreement; and
(d) instruct all such persons not to disclose Sil's Confidential Information to any third parties, without the prior written permission of Sil.

       6.3. EXCEPTIONS. The obligations set forth in Section 6.2 will not apply to Sil's Confidential Information which (i) is or becomes public knowledge without the fault or action of ISRC; (ii) is received by ISRC from a third party, without restriction as to use or disclosure;


                                       2

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(iii) ISRC can document was independently developed by it; (iv) is required to be disclosed pursuant to law, provided ISRC uses reasonable efforts to give Sil reasonable notice of such required disclosure; or (v) is or becomes available ISRC on an unrestricted basis from Sil.

       6.4. NON-DISCLOSURE AGREEMENTS. ISRC represents that to the best of its knowledge, at the Effective Date, all ISRC faculty (including the Project Leader), employees and students with access to the Sil Confidential Information have executed ISRC non-disclosure agreements or are otherwise under written obligation of non-disclosure which, inter alia, require such persons to maintain the confidentiality of Confidential Information of third parties received by ISRC. ISRC agrees that during the Term of this Agreement, it shall use reasonable efforts to assure that all additional ISRC faculty, students and employees will execute ISRC non-disclosure agreements prior to have access to the Sil Confidential Information or working on the research covered by this Agreement.

7.     MODIFYING THE AGREEMENT.

       The scope, nature, duration and funding of Project may be modified at any time if agreed to in writing by both Parties.

8.     TERM AND TERMINATION

       8.1.   TERM.  The Term of this Agreement is eighteen (18) months.

       8.2.   TERMINATION.

              8.2.1. Material Breach. If either Party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the other Party shall have the right to terminate this Agreement any time after the end of such thirty (30) day period.

       8.3.   EFFECTS OF TERMINATION.

              8.3.1. Return of Silicon Image Confidential Information. ISRC shall return or destroy all copies of the Silicon Image Confidential Information of the Sil within thirty (30) days after the effective data of the termination. At the request of Sil, the Project Leader will certify in writing that ISRC has complied with this obligation.

              8.3.2 No Liability for Damages. Neither Party will be liable for damages of any kind as a result of exercising its right to terminate this Agreement according to its terms, and termination will not affect any other right or remedy at law or in equity of either Party.

              8.3.3. Survival. The rights and obligations of the parties under Sections 5 (Intellectual Property Ownership) and 6 (Confidentiality), will survive the termination or expiration of this Agreement.


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

EXHIBITS

       Exhibit A.  Research Project Proposal



IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.



Silicon Image, Inc.                    Inter-University Semiconductor
                                       Research Center of
                                       Seoul National University


By:    /s/ David D. Lee                /s/ Young June Park
       -----------------------         -----------------------

Name:  David D. Lee                    Young June Park
       -----------------------         -----------------------

Title: Chairman & CEO                  Director
       -----------------------         -----------------------

Date:  6/14/99                         6/21/99
       -----------------------         -----------------------


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

                                   EXHIBIT A

                           RESEARCH PROJECT PROPOSAL

The research project covered by this Agreement shall focus on the following areas:

1.     High-speed analog and digital circuits for 1000BASE-T PHY including

              Echo and NEXT (Near-End Crosstalk) canceller
              Timing recovery algorithms and PLL
              Viterbi Decoder and Scrambler

2.     Implementation of such technologies to mixed-signal VLSI chip.

3.     NIC design to incorporate the above technologies.